Exhibit 10.3
ARES STRATEGIC INCOME FUND
THIRD AMENDED AND RESTATED
MULTIPLE CLASS PLAN

August 12, 2024

This Third Amended and Restated Multiple Class Plan (this “Plan”) is adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the “1940 Act”), by Ares Strategic Income Fund, a Delaware statutory trust (the “Fund”).

W I T N E S S E T H:

WHEREAS, the Fund is a closed-end management investment company that has elected to be regulated as a business development company;

WHEREAS, the Fund relies on exemptive relief from the Securities and Exchange Commission that permits it to issue multiple classes of shares, and one of the conditions of this relief is that the Fund must comply with the provisions of Rule 18f-3 under the 1940 Act as if it were an open-end management investment company;

WHEREAS, Rule 18f-3 requires that a board of directors of an investment company offering multiple classes of shares pursuant to said Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges; and

WHEREAS, the Board of Trustees of the Fund (the “Board”) voluntarily adopted a plan pursuant to Rule 18f-3 under the 1940 Act on September 9, 2022 (the “Initial Plan”), in order that the Fund may issue multiple classes (each, a “Class”) of shares of its beneficial interests (“Shares”), amended and restated the Initial Plan on November 10, 2023 (the “Amended and Restated Plan”), and amended and restated the Amended and Restated Plan on May 8, 2024 (the “Second Amended and Restated Plan”).

NOW THEREFORE, the Fund hereby seeks to amend and restate that Second Amended and Restated Plan on the following terms and conditions:

Class Designation; General Description of Classes

The Fund may issue Shares in one or more Classes, as set forth in Exhibit A, as may be amended from time to time. Shares so issued will have the rights and preferences set forth in this Plan, the Fund’s Agreement and Declaration of Trust and Bylaws (each as amended from time to time) and any applicable resolutions adopted by the Board from time to time.

Shares issued in Classes will be issued subject to, and in accordance with, the terms of Rule 18f-3 under the 1940 Act, including, without limitation:

(a) each Class will have a different arrangement for shareholder services or the distribution of Shares or both, and will pay all of the expenses of that arrangement, as set forth in Exhibit A;

(b) each Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

(c) each Class may pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract of the Fund to the different investment performance of each Class;

(d) each Class will have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

(e) each Class will have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

(f) except as otherwise permitted under Rule 18f-3 under the 1940 Act, each Class will have the same rights and obligations as each other Class.

In addition, pursuant to Rule 12b-1 under the 1940 Act, the Fund has adopted a Shareholder Servicing and Distribution Plan (the “12b-1 Plan”) pursuant to which Class D and Class S Shares are subject to a shareholder servicing and/or distribution fee. Those fees are described in the 12b-1 Plan.

A 2% early repurchase deduction may be charged by the Fund with respect to any repurchase of Shares that have not been outstanding for at least one year. The holding period ends on the one-year anniversary of the subscription closing date. The early repurchase deduction will not apply to shares acquired through the Fund’s distribution reinvestment plan, and the early repurchase deduction may be waived in the case of repurchase requests:

•arising from the death or qualified disability of a shareholder;

•repurchases of Shares submitted by discretionary model portfolio management programs (and similar arrangements);

•from feeder funds (or similar vehicles) primarily created to hold the Fund's Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; and

•in the event that a shareholder’s Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance.

The early repurchase deduction will apply uniformly to all Shares regardless of Class.

Conversion Features; Exchange Privileges

Shares of one Class may be exchanged, including at the shareholder's option, for Shares of another Class of the Fund (an "intra-Fund exchange"), if and to the extent an applicable intra-Fund exchange privilege is disclosed in the Fund’s then-current Prospectus and subject to the terms and conditions (including the imposition or waiver of any sales load or repurchase fee) set forth in the Prospectus, provided that the shareholder requesting the intra-Fund exchange meets the eligibility requirements of the Class into which such shareholder seeks to exchange.

Assuming the intra-Fund exchange meets the eligibility requirements of the Class into which such shareholder seeks to exchange and the Fund has received proper instruction from the financial intermediary to effect such intra-Fund exchange and consents to such intra-Fund exchange, (i) a financial intermediary may, in its discretion, determine to exchange a shareholder's Shares at such shareholder's request and (ii) in certain cases, where a holder of Class S Shares or Class D Shares is no longer eligible to hold such Class of Shares based on the shareholder's arrangements with its financial intermediary, (a) such holder's Class S Shares may be exchanged into an equivalent net asset value amount of Class D Shares or Class I Shares and (b) such holder's Class D Shares may be exchanged into an equivalent net asset value amount of Class I Shares.

Expense Allocations of Each Class

Class-specific expenses of the Fund shall be allocated to the specific Class. Non-class specific expenses shall be allocated in accordance with Rule 18f-3 and any related guidance from the SEC or its staff. All expenses incurred by the Fund will be allocated, as provided for herein, among its Classes based on the respective net assets of the Fund attributable to each such Class. The value of the Fund’s net assets attributable to each Class shall be computed in the manner specified in the Prospectus for the computation of the Fund’s net asset value.

In addition to different expenses associated with the Rule 12b-1 Plan, each Class may pay a different amount of the following expenses:

(a) administrative and/or accounting or similar fees incurred by a specific Class;

(b) legal, printing and postage expenses related to preparing and distributing to current shareholders of a specific Class materials such as shareholder reports, Prospectuses and proxies;

(c) blue sky fees incurred by a specific Class;

(d) SEC registration fees incurred by a specific Class;

(e) expenses of administrative personnel and services required to support the shareholders of a specific Class;

(f) Trustees’ fees incurred as a result of issues relating to a specific Class;

(g) auditors’ fees, litigation expenses, and other legal fees and expenses relating to a specific Class;

(h) transfer agent fees and shareholder servicing expenses identified as being attributable to a specific Class;

(i) account expenses relating solely to a specific Class;

(j) expenses incurred in connection with any shareholder meetings as a result of issues relating to a specific Class; and

(k) any such other expenses (not including advisory or custodial fees or other expenses related to the management of the Fund’s assets) actually incurred in a different amount by a Class or related to a Class’s receipt of services of a different kind or to a different degree than another Class.

Expenses of the Fund allocated to a particular Class of the Fund are borne on a pro rata basis by each outstanding Share of that Class.

Waivers and Reimbursements

Fees and expenses may be waived or reimbursed by Ares Capital Management LLC, the Fund’s investment adviser, or any other service provider to the Fund. Such waiver or reimbursement may be applicable to some or all of the Classes and may be in different amounts for one or more Classes.

Income, Gains and Losses

Income, realized gains and losses and unrealized appreciation and depreciation shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Fund, in each case in accordance with U.S. Generally Accepted Accounting Principles.

Class Designation

Subject to approval by the Board, the Fund may alter the nomenclature for the designation of one or more Classes.

Additional Information

Nothing in this Plan will be deemed to require the Fund to take any action contrary to its Agreement and Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of the responsibility for and control of the conduct of the affairs of the Fund.

This Plan will be construed in accordance with the internal laws of the State of Delaware and the applicable provisions of the 1940 Act. If any provision of this Plan is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Plan will not be affected thereby.

This Plan is qualified by and subject to the terms of the then-current Prospectus for the applicable Class; provided, however, that none of the terms set forth in any such Prospectus shall be inconsistent with the terms of the Classes contained in this Plan.

Effective Date; Termination and Amendments

This Plan shall become effective at such time as specified by the Board. This Plan may terminated or amended at any time with respect to the Fund or a Class thereof by a vote of a majority of the Board, including a majority of the Trustees who are not considered “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund.

EXHIBIT A

Class	Shareholder Servicing and/or Distribution Fee (calculated per annum as a percent of the aggregate net asset value as of the beginning of the first calendar day of each applicable month)	Sales Loads

Class I	N/A	None.
Class S	0.85%	None.
Class D	0.25%	None.